Exhibit 99.10

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (“Agreement”) is dated and is effective as of December 31, 2008, between KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”), and ALDILA, INC., a Delaware corporation (“Borrower”), with reference to the following recitals:

ARTICLE I:  RECITALS

1.1       Pursuant to that certain Credit and Security Agreement dated as of February 8, 2008, between Lender and Borrower (“Credit Agreement”), Lender agreed, among other things, to make a “Revolving Loan” or “Revolving Loans” in such amount or amounts not exceeding in aggregate principal amount, at any time outstanding, the “Revolving Credit Commitment”.  In addition, Lender agreed to make a “Term Loan” in the original principal amount of Five Million Dollars ($5,000,000.00).

1.2       The Revolving Loan(s) is evidenced by that certain Revolving Credit Note dated as of February 8, 2008, in the original principal amount of Ten Million Dollars ($10,000,000) and executed by Borrower to the order of Lender (“Revolving Credit Note”).  The Term Loan is evidenced by that certain Term Note dated as of February 8, 2008, in the original principal amount of Five Million Dollars ($5,000,000.00) and executed by Borrower to the order of Lender (“Term Note”).  As of the effective date of this Agreement set forth above, the outstanding principal balance of the Term Note was Four Million Eighty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Seven Cents ($4,083,333.37).

1.3       Borrower and Lender desire to modify and amend certain terms of the Credit Agreement and the Revolving Credit Note, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL BENEFITS ACCRUING TO THE PARTIES HERETO AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO DECLARE, UNDERSTAND AND AGREE TO THE FOLLOWING:

ARTICLE II:  DEFINITIONS

All capitalized terms used in this Agreement, if not defined when first use, shall have the meaning given to such terms in the Credit Agreement.

ARTICLE III:  MODIFICATION AND AMENDMENT OF THE CREDIT AGREEMENT

3.1       Definitions.  Article I of the Credit Agreement (entitled “Definitions”) is hereby amended and modified as follows:

(a)     Commitment Period.  The definition of the term “Commitment Period” is modified to mean the period from the Closing Date to February 8, 2011, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX of the Credit Agreement, subject to renewal or extension upon application by Borrower and approval by Lender in accordance with its underwriting, policies and approval procedures and criteria.

(b)     Derived Base Rate.  The definition of the term “Derived Base Rate” shall be added and such term shall mean a rate per annum equal to the sum of the Base Rate plus two hundred seventy-five (275) basis points.

(c)     Derived Eurodollar Rate.  The definition of the term “Derived Eurodollar Rate” is modified to mean a rate per annum equal to the sum of the Eurodollar Rate plus four hundred fifty (450) basis points.

(d)     Maximum Revolving Amount.  The definition of the term “Maximum Revolving Amount” is modified to mean Five Million Dollars ($5,000,000.00), as such amount may be reduced pursuant to Section 2.9(b) of the Credit Agreement.

(e)     Total Commitment Amount.  The definition of the term “Total Commitment Amount” is modified to mean the principal amount of Nine Million Eighty-Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Seven Cents ($9,083,333.37) or such lesser amount as shall be determined pursuant to Section  2.9(b) of the Credit Agreement.  The modified principal amount set forth above reflects the modified term “Maximum

Revolving Amount” and the outstanding principal balance of the Term Note as of the effective date of this Agreement.  Upon payment by Borrower of a principal reduction payment in the amount of $83,333.34, due and payable on or before February 1, 2009, the definition of the term “Total Commitment Amount” shall be further modified to mean the principal amount of Nine Million Dollars ($9,000,000.00), or such lesser amount as shall be determined pursuant to Section 2.9(b) of the Credit Agreement.

3.2       Interest.

(a)     Revolving Loans — Base Rate Loan.  Subsection 2.4(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Base Rate Loan.  Borrower shall pay interest on the unpaid principal amount of a Revolving Loan that is a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on such Base Rate Loan shall be payable, commencing March 1, 2009, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(b)     Term Loan — Base Rate Loan.  Subsection 2.4(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Base Rate Loan.  With respect to any portion of the Term Loan that is a Base Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing March 1, 2009, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.”

3.3       Financial Statements.  Lender agrees that Borrower may satisfy its obligation to provide quarterly financial statements and an annual audit report of the Companies, as set forth in Subsections 5.3(a) and 5.3(b), respectively, by making available to Lender such financial information filed electronically with the United States Securities and Exchange Commission through the EDGAR system.

3.4       Compliance Certificate.  Notwithstanding anything contained in Section 3.3 of this Agreement to the contrary, Borrower shall continue to provide Lender with a “Compliance Certificate” in accordance with Subsection 5.3(c), substantially in the form of Exhibit D to the Credit Agreement, along with all supporting calculations, on the dates that quarterly financial statements and annual audit reports of the Companies must be provided pursuant to Subsections 5.3(a) and 5.3(b), respectively.

3.5       Financial Covenants.  Notwithstanding anything contained in Section 5.7 and Section 8.2, respectively, of the Credit Agreement to the contrary:

(a)     Leverage Ratio.  Borrower shall not be required to satisfy the requirements set forth in Subsection 5.7(a) of the Credit Agreement with regard to the Leverage Ratio for the period from, and including, December 31, 2008 to, and including, September 30, 2009.

(b)     Fixed Charge Coverage Ratio.  Borrower shall not be required to satisfy the requirements set forth in Subsection 5.7(b) of the Credit Agreement with regard to the Fixed Charge Coverage Ratio for the period from, and including, December 31, 2008, to, and including, December 31, 2009.

ARTICLE IV:  MODIFICATION AND AMENDMENT OF REVOLVING CREDIT NOTE AND TERM NOTE

4.1       Revolving Credit Note.  The Revolving Credit Note is modified as follows:

(a)     Principal Amount.  The principal amount of the Revolving Credit Note is hereby reduced from Ten Million Dollars ($10,000,000.00) to Five Million Dollars ($5,000,000.00).

(b)     Credit Agreement.  As used in the Revolving Credit Note, “Credit Agreement” means the Credit and Security Agreement dated as of February 8, 2008, between Borrower and Lender, as the same is modified by this Agreement and may from time to time be further amended, restated or otherwise modified.

4.2       Term Note.  The Term Note is modified as follows:

(a)     Credit Agreement.  As used in the Term Note, “Credit Agreement” means the Credit and Security Agreement dated as of February 8, 2008, between Borrower and Lender, as the same is modified by this Agreement and may from time to time be further amended, restated or otherwise modified.

ARTICLE V:  CONDITIONS TO MODIFICATION AND AMENDMENT

5.1       Conditions Precedent to Modification and Amendment,  The modifications and amendments set forth above shall be effective upon the full satisfaction of each and all of the following conditions:

(a)     Borrower shall have executed and delivered to Lender an original counterpart of this Agreement;

(b)     Borrower shall have paid to Lender the scheduled principal payment under the Term Note of $83,333.33 on or before the effective date of this Agreement.

(c)     Borrower shall have paid to Lender, in immediately available funds, a amendment fee in the amount of ninety thousand dollars ($90,000.00); and

(d)     Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender in connection with the preparation and negotiation of this Agreement, including, without limitation, attorneys’ fees and costs incurred in connection herewith.

ARTICLE VI:  MISCELLANEOUS PROVISIONS

6.1       Time of the Essence.  Time is hereby declared to be of the essence of this Agreement and of every part hereof.

6.2       Notices.  Except as otherwise provided herein, any written notice or other written communication required to be given under this Agreement shall be given in accordance with Section 10.3 of the Credit Agreement.

6.3       Entire Agreement; Amendment.  This Agreement and any agreements, instruments or documents referred to herein constitute the entire agreement among the parties hereto regarding the subject matter hereof, and all prior and/or contemporaneous communications, verbal or written, between or among the parties hereto regarding the subject matter hereof shall be of no further effect or evidentiary value.  No course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement or modify any term of this Agreement  This Agreement can be amended only by a written agreement executed by duly authorized representatives of the parties hereto.

6.4       Construction of Agreement.  This Agreement shall be construed as though drafted by both parties and shall not be construed against or in favor of any one party.  On the contrary, this Agreement has been reviewed by all parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and references to the part include the whole. The use of the word “including” shall be construed as providing examples only and shall not limit the generality of any provision in which it is used.  The use of the word “or” has the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, and exhibit references are to this Agreement unless otherwise specified.

6.5       Severability.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

6.6       Headings.  All section headings and section numbers have been set forth herein for convenience of reference only, and shall not limit or affect the meaning or interpretation of any section hereof.

6.7       Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties.

6.8       Governing Law.  This Agreement and all other agreements and instruments required in connection herewith shall be governed by and construed in accordance with the laws of the State of California.

6.9       Counterpart Execution.  This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

6.10     Attorneys’ Fees.  In the event any party to this Agreement shall be required to commence any action or proceeding against any other party by reason of any breach or claimed breach of any provision of this Agreement, to commence any action in any way connected with this Agreement, or to seek a judicial declaration of rights under this Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the other party, or parties, the prevailing party’s reasonable attorneys’ fees and costs including, without limitation, all witness fees and associated expenses, including matters on appeal whether or not the proceeding or action proceeds to judgment.

IN WITNESS WHEREOF, this Agreement is executed on behalf of the parties by their respective duly authorized representatives on the date(s) indicated below and effective as of the date set forth above.

DATE: February 6, 2009	DATE: February 6, 2009

BORROWER: ALDILA, INC., a Delaware corporation	LENDER: KEYBANK NATIONAL ASSOCIATION, a national banking association

By	/s/ Peter R. Mathewson	By	/s/ Perry DeLuca
Peter R. Mathewson		Name Perry DeLuca
Chairman, CEO and President		Title Vice President